Exhibit 99.1

Verastem Oncology Announces Executive Leadership Appointments and Changes

Gina Consylman Joining Board of Directors

Hagop Youssoufian, MSc, MD Transitioning to Head of Medical Strategy

Kirk Taylor, MD, Appointed Senior Vice President, Medical Affairs Strategy and Operations

BOSTON, MA — October 18, 2018 — Verastem, Inc. (Nasdaq: VSTM) (Verastem Oncology or the Company), focused on developing and commercializing medicines to improve the survival and quality of life of cancer patients, today announced the appointment of Ironwood Pharmaceuticals, Inc.’s Chief Financial Officer Gina Consylman to its Board of Directors.  Ms. Consylman, who will also serve as the Chair of the Board’s Audit Committee, replaces Louise Phanstiel who is leaving the Board to pursue other professional opportunities.

In addition, Hagop Youssoufian, MSc, MD is transitioning to serve as Verastem Oncology’s Head of Medical Strategy from his prior role as Head of Hematology and Oncology Development.  Dr. Youssoufian will be taking over responsibilities from Diep Le, MD, PhD who is stepping down as Chief Medical Officer.  Kirk Taylor, MD has also joined the Company as Senior Vice President, Medical Affairs Strategy and Operations.

“We are delighted to have Gina and Kirk join the Verastem Oncology team as we enter this new period of growth with our first commercial product launch,” said Robert Forrester, President and Chief Executive Officer of Verastem Oncology.  “Gina brings a unique financial acumen to the Board of Directors with more than 25 years of experience in the fields of corporate finance, accounting and tax management for commercial-stage pharmaceutical companies, including organizations navigating through first commercial product launches.  Kirk is an accomplished medical affairs executive and prior practicing clinician with vast experience leading global cross-functional teams and successfully bringing drug candidates and products to market.  On behalf of the entire Board and management team, we sincerely welcome Gina and Kirk and look forward to their insights and contributions.”

Mr. Forrester added, “Over the past several years, Hagop has played a pivotal role in the growth and success of Verastem Oncology and I have no doubt he will continue delivering successful results with distinction.  The Board and I wish to express our gratitude to Louise and Diep for their outstanding contributions and service.  They have each played important roles in building the Company into what we believe will be a successful commercial organization.  We wish both Louise and Diep all the very best in their future endeavors.”

“Verastem Oncology is entering an exciting new chapter and I am honored to join the Board of Directors to help the Company execute on its strategic and commercial corporate goals,” said Ms. Consylman.  “I believe the Company is well-positioned for the next stage of evolution with a robust commercialization plan to help address the significant unmet need for the patients and families suffering from hematological malignancies.”

Ms. Consylman currently serves as Senior Vice President and Chief Financial Officer of Ironwood Pharmaceuticals, Inc., a commercial biotech company, where she oversees the finance, planning, accounting, tax, treasury and insurance functions.  Prior to joining Ironwood, Gina was Vice President, Corporate Controller and Principal Accounting Officer of Analogic Corporation, a healthcare and security technology solutions company, where she led the company’s global accounting and treasury teams.  Prior to Analogic, Gina held senior level accounting and corporate controller positions at Biogen Inc. and Varian Semiconductor Equipment Associates, Inc. (acquired by Applied Materials, Inc.).  She began her career in public accounting at Ernst & Young LLP.  Ms. Consylman holds a Bachelor of Science degree in accounting from Johnson & Wales University, a Master of Science degree in taxation from Bentley University, and is a Certified Public Accountant.

Dr. Taylor brings more than 21 years of pharmaceutical industry experience and 12 years in clinical practice to Verastem Oncology. He has led cross-functional teams as Chief Medical Officer and Senior Vice President, covering many parts of the world including the United States, Europe, Latin America, North America and Asia.  Dr. Taylor has held executive leadership positions at Pfizer, Actelion, Biogen, Alzheon, Sanofi Genzyme, Prescient Medicine and Finch Therapeutics. Dr. Taylor specializes in late phase development and medical affairs.  Dr. Taylor received his B.A. from Harvard University and his M.D. from SUNY Downstate. He completed his internship at Roosevelt Hospital Columbia University, his residency at the Albert Einstein College of Medicine, and a Post Doctorate at The University of California San Francisco, where he also served as a faculty member.

About Verastem Oncology

Verastem Oncology (Nasdaq: VSTM) is a commercial biopharmaceutical company committed to the development and commercialization of medicines to improve the lives of patients diagnosed with cancer. We are driven by the strength, tenacity and courage of those battling cancer — single-minded in our resolve to deliver new therapies that not only keep cancer at bay, but improve the lives of patients diagnosed with cancer. Because for us, it’s personal.

Our first FDA approved product is now available for the treatment of patients with certain types of indolent non-Hodgkin’s lymphoma (iNHL). Our pipeline comprises product candidates that seek to treat cancer by modulating the local tumor microenvironment. For more information, please visit www.verastem.com.

Forward Looking Statements Notice

This press release includes forward-looking statements about Verastem Oncology’s strategy, future plans and prospects, including statements regarding the development and activity of Verastem Oncology’s lead product COPIKTRA. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, among other things, uncertainties regarding the commercial success of COPIKTRA in the United States; uncertainties regarding physician and patient adoption of COPIKTRA, including those related to the safety and efficacy of COPIKTRA; the uncertainties inherent in research and development of COPIKTRA, such as negative or unexpected results of clinical trials; whether and when any applications for COPIKTRA may be filed with regulatory authorities in jurisdictions outside of the United States; whether and when regulatory authorities in any other jurisdictions may approve any such other applications that may be filed for COPIKTRA, which will depend on the assessment by such regulatory authorities of the benefit-risk profile suggested by the totality of the efficacy and safety information submitted and, if approved, whether COPIKTRA will be commercially successful in such jurisdictions; Verastem Oncology’s ability to obtain, maintain and enforce patent and other intellectual property protection for COPIKTRA and its other product candidates; the scope, timing, and outcome of any legal proceedings; decisions by regulatory authorities regarding labeling and other matters that could affect the availability or commercial potential of COPIKTRA; that regulatory authorities in the U.S. or other jurisdictions, if approved, could withdraw approval; whether preclinical testing of Verastem Oncology’s product candidates and preliminary or interim data from clinical trials will be predictive of the results or success of ongoing or later clinical trials; that the timing, scope and rate of reimbursement for Verastem Oncology’s product candidates is uncertain; the risk that third party payors (including government agencies) will not reimburse for COPIKTRA; that there may be competitive developments affecting its product candidates; that data may not be available when expected; that enrollment of clinical trials may take longer than expected; that COPIKTRA or Verastem Oncology’s other product candidates will cause unexpected safety events, experience manufacturing or supply interruptions or failures, or result in unmanageable safety profiles as compared to their levels of efficacy; that COPIKTRA will be ineffective at treating patients with lymphoid malignancies; that Verastem Oncology will be unable to successfully initiate or complete the clinical development and eventual commercialization of its product candidates; that the development and commercialization of Verastem Oncology’s product candidates will take longer or cost more than planned; that Verastem Oncology may not have sufficient cash to fund its contemplated operations; that Verastem Oncology or Infinity Pharmaceuticals, Inc. will fail to fully perform under the duvelisib license agreement; that Verastem Oncology may be unable to make additional draws under its debt facility or obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity, debt financing or otherwise; that Verastem Oncology will not pursue or submit regulatory filings for its product candidates, including for duvelisib in patients with CLL/SLL or FL in other jurisdictions; and that Verastem Oncology’s product candidates will not receive regulatory approval, become commercially successful products, or result in new treatment options being offered to patients.

Other risks and uncertainties include those identified under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 as filed with the Securities and Exchange Commission (SEC) on August 8, 2018, its Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 13, 2018 and in any subsequent filings with the SEC. The forward-looking statements contained in this press release reflect Verastem Oncology’s views as of the date hereof, and the Company does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Verastem Oncology:

Brian Sullivan

Senior Director, Corporate Development

+1 781-469-1636

bsullivan@verastem.com

Media:

Adam Silverstein

FleishmanHillard

+1 917-697-9313

media@verastem.com

Investors:

Joseph Rayne

Argot Partners

+1 617-340-6075

joseph@argotpartners.com